UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2006

Luby’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-8308	74-1335253
(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600

Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 329-6800

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) Dismissal of Ernst & Young LLP

On November 17, 2006, the Finance and Audit Committee of the Board of Directors (the “Audit Committee”) of Luby’s, Inc. (the “Company”) dismissed Ernst & Young LLP (“E&Y”), the Company’s current independent registered public accounting firm.

E&Y’s reports on the Company’s financial statements for the years ended August 30, 2006 and August 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended August 30, 2006 and August 31, 2005, and the subsequent interim periods through the date of dismissal, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference in its reports on the Company’s financial statements for such years. During the fiscal years ended August 30, 2006 and August 31, 2005, and the subsequent interim periods through the date of dismissal, there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses identified as of November 17, 2004 and February 9, 2005, reported by management in Item 4 of its quarterly reports on Form 10-Q/A and 10-Q both filed on March 29, 2005. The reports indicate that the Company did not maintain effective internal control over financial reporting as of November 17, 2004 and February 9, 2005 due to the Company’s determination, like many other retail and restaurant companies, that its historical methods of accounting for scheduled rent increases, and of determining lives used in the calculation of depreciation of leasehold improvements for certain leased properties, were not in accordance with U.S. Generally Accepted Accounting Principles. As a result, the Company restated its previously issued fiscal 2005 first quarter Form 10-Q and previously issued audited consolidated financial statements for fiscal years 2004, 2003 and 2002.

E&Y was asked to furnish the Audit Committee a letter, addressed to the Securities and Exchange Commission, stating whether it agrees with the above statements. A copy of that letter, dated November 22, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of Grant Thornton LLP

On November 17, 2006, the Audit Committee appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending August 29, 2007.

During the Company’s fiscal year ended August 31, 2005, the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K. During the Company’s fiscal year ended August 30, 2006, the Company consulted with Grant Thornton and was provided oral advice with regard to the financial reporting disclosures required with the adoption of SFAS No. 123R and other financial reporting disclosures in its interim financial statements. There were no disagreements on any accounting principles or practices or financial statement disclosures.

Subsequent to August 30, 2006, the Company has not consulted with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On November 17, 2006, the Company’s Board of Directors adopted a resolution, effective immediately, to amend and restate the Company’s bylaws. The bylaws were amended to clarify the election of directors by a majority of votes cast. A complete copy of the amended and restated bylaws is filed as Exhibit 3.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits: The following exhibits are filed with this report:

Exhibit Number	Description
3.1	Luby’s, Inc. Amended and Restated Bylaws effective November 17, 2006.

16.1	Letter dated November 22, 2006 to the Securities and Exchange Commission from Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY’S, INC.
(Registrant)

Date: November 22, 2006	By:	/s/ Christopher J. Pappas
Christopher J. Pappas President and Chief Executive Officer